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In connection with the previously announced business combination between Opportunity Financial, LLC (“OppFi”) and FG New America Acquisition Corp. (“FGNA”), FGNA’s Chairman of the Board, Joe Moglia, participated in a podcast interview on The Compound Show with Downtown Josh Brown released on March 26, 2021. Below is a transcript of the interview and various social media posts by OppFi with respect to the podcast, which are being filed herewith as soliciting material.

Joe Moglia Podcast Appearance on The Compound Show with Downtown Josh Brown Released on 3/26/21

Josh Brown: Okay, so Joe Moglia, most people know you as the former CEO of TD Ameritrade, just an absolute legendary career in financial services on the brokerage side, you have Merrill Lynch prior, but more recently, many people have heard of you in connection with college football. And you became the head coach of Coastal Carolina University’s football team, but we're gonna start off talking today about your newest investment, which is in a company called Opportunity Financial or OppFi. And just for the audience, your SPAC which is called FG New America Acquisition Corp. announced the merger with OppFi earlier this year. And when the transaction closes this spring, you'll be trading on the New York Stock Exchange under the ticker “OPFI”. So, I want to start with why this deal? Why at this point in your career? What excited you enough about it to want to be involved? And what will your continuing role be post de-SPACING, which hopefully happens soon?

Joe Moglia: I had stepped down, my last year football was 2018, and I needed to make sure that our deal the Schwab closed, so all those things happened.

Brown: This is the merger between TD Ameritrade and Schwab which you were instrumental in making happen, and it's a blockbuster deal.

Moglia: I was certainly involved. So, at the end of the day, I got together with my team and I'm also a founder and chairman of an asset management company that's Fundamental Global, and then a chairman of a wealth management company, capital wealth. So, our team kind of got together and we talked about how the world's changing before our eyes. Indeed, there's going to be a new America, now how do we best take advantage of that? And ultimately, we came up and thought that what gave us the greatest flexibility would be a SPAC. So, Fundamental Global New America became the SPAC. Now, I'm aware of history with SPACs, I'm aware of the numbers by the way, as of March 16 there has been 512, and the beginning of 2020 there have been 512 IPOs, SPAC IPOs, and I recognize that a lot of times, you know, first of all, that’s way too many, but a SPAC, we'll try to do a deal as best as we possibly can. It winds up getting paid reasonably well for that, the deal gets done and they get out of it. Now, that is the exact opposite of the way, I ran my career both at Merrill Lynch and TD Ameritrade. So, our goal was to make sure that we find a company that we believe in enough that when the deal is done, we're going to stay with that company. So, that turned out to be OppFi. So, when you look at the 107 deals that have been announced, there are only seven of those that are profitable. OppFi is one of them and probably the most profitable. In fact, they've been profitable since 2015, 2017 through 2023. They got a 47% CAGR, they got about $100 million dollars in cash, they have access to $500 million as far as credit goes, they probably use 20% of that. They’re in great shape with regard to the balance sheet, and their business.

Brown: Joe, why tell why don't you tell us what their business is because I don't think it's a household name among my audience which is let's say financial advisors, high net worth families, this is really for a very different demographic, so tell us what OppFi does and what you like about it.

Moglia: So, are you just taking a shot at me now make it a point that you get your audience's big, big time?

Brown: No, no, my audience are people like you. But people, but people like you don't have trouble accessing credit, there's a huge slice of America that does, and I think that's why what this company's mission is is interesting to me, but I want to do as your words on why you’re getting involved with this.

Moglia: 60 million people in this country that don't have access to credit. 60 million don’t have access to credit. Now, our entire economy is based on credit. So, you think about those 60 million people in the United States and that's a significant percentage, they just can't get it. So, you have a problem with your car and need some maintenance, you break the window in your home, you need some extra medical bills, whatever it may be, you don't have the money for that. So, what OppFi does, OppFi winds up coming in with an incredible platform that has the ability through an AI powered credit search engine, and of the 60 million we're trying to find, there's about 20 million by the way they have the ability and the willingness to be able to pay back, they've got a bad credit score. So, they're the people that in effect we want to work with, So, we help them, in effect, be able to do the things they wouldn't be able to do, with regard, without that.

Brown: And these are routine things, they're not buying timeshares, these are people who need to fix the car so they could drive their kids to school.

Moglia: Exactly, there's actually an interesting segue here as far as this goes. So, the mission OppFi is to be able to literally bring the ability to live your life the way you should be living your life by allowing credit to some people don't have that. When I began at TD Ameritrade, our mission was “we want to bring financial literacy to every family in this country.” And one segue as well from a personal perspective if I might Josh, my father was born in Italy and came here when he was 11, never finished eighth grade, sold bananas and apples in the Bronx, I worked for him from the time I was 10 until the time I was 22.

Brown: Hold on, that’s what my father's father did. He was in charge of the guys unloading crates for fruits and vegetables in the Bronx.

Moglia: At Hunt’s Point.

Brown: My dad said basically he remembers, he said basically, he remembers seeing his dad, three, four times a year, because that job, you will up at four in the morning or two in the morning. You were asleep when your kids got home from school, basically, so I don't know if you remember like that but my dad's about your age.

Moglia: Okay so I remembered, so about 45-50?

Brown: My father, yeah.

Moglia: Okay so, your grandfather then would have been loading the trucks that would have been bringing the produce to my father's store.

Brown: Got it, okay.

Moglia: Unloading the stuff on the other end of my father's store. So, when I think about what's kind of going on now. How great would it have been for my dad and our family? I was the oldest of five, seven of us living in a two-bedroom, one bath and up in the Dyker street of New York City, it was a gang area then, and how much better off might we have been if every now and again he was able to borrow a thousand dollars. But he never had that opportunity. So, there's a passion here.

Brown: Or, you could you could borrow it from the kind of people you don't want to borrow it from, which still exist today.

Moglia: Yeah, Yeah. Agree, Agree. So, so that's why all comes together for me. So, we make a big deal about FinTech and InsureTech affecting a lot of things that are hot in the market today, but to me any important decision I ever made was on people. So, I think you have to have the right management team who's sophisticated enough to have a strategy that handles different contingencies, but wise enough to be able to simplify that strategy, so they can execute, and they get a competitive edge in the market mix that they choose to participate in. Jared Kaplan is the CEO of OppFi, that's his management team, I believe in these guys, and again, they are already profitable. So, they're doing something that I can align to from an emotional, spiritual perspective almost, but as a business guy and investment guy, I think it's a great opportunity.

Brown: So, Joe, the company is has been running longer than a lot of the newer FinTech startups that you hear about coming to market it, it looks like it's part of the, I guess, the Schwartz family in Chicago, who controls this or they seeded it or they own it.

Moglia: Yes.

Brown: So, were you aware of OppFi prior to your SPAC, coming to market. No, I became aware of OppFi when we started looking at the different businesses, because we looked at a business, again, this would have to be a business that we want it to be with long term. So, we see one: No, what is it? No, No, then we start to find the ones that are making the most sense. And then we did tremendous due diligence with regard to that. And that’s what we did with OppFi. So, I was familiar with OppFi, as you said I'm not, I'm not a customer, and I was not familiar with OppFi in the past, but when we started to really look at the companies that we would want to align ourselves with long-term, OppFi would have been top of that list.

Brown: Okay, so the idea that there are better ways to assess the creditworthiness of potential borrowers than FICO scores is not new. And I think the LendingClub IPO was a decade ago already, and there have been similar companies that have come to market with this idea. So, I don't know how much is proprietary or how much you want to get into but like what was it about OppFi's technology or approach to this, this segment of the market that you felt gave it enough of a competitive advantage to want to be a long term investor here?

Moglia: I am not a tech guy but I recognize the criticality of it.

Brown: Me either, don’t worry.

Moglia: So, what OppFi’s got is an incredible platform, not any platform, a joke, like, an incredible platform that is almost immeasurably scalable. And with regards to the loan, it's got an AI empowered credit search. So, by being able to ask the right questions, find out the right information, do all those different things, you're trying to find that 60 million to 20 million or so that are able to, because you need an okay job and willing to wind up paying back. And then the way OppFi structures the loan is they don't begin with “Okay here's the terms, this is it.” This is an installment loan, but we begin by asking if we’re going to do the loan, we ask you how much can you afford to pay back on a monthly basis. And that's how we work it out. There's also, by the way, a referral program. So, if you opt into it, and if there's a better rate somewhere else, because you might have a little bit better credit, and you have the opportunity to do that. So again, it operates, what's truly in the best interest of the individual. And at the end of the day, you're really providing a service to a family that can't get this done without you.

Brown: Okay, and now the second piece of this is, it seems like there's a network of banks who are interested in buying these loans from you guys. I don't know if that's immediately or after there's some performance and some payments on the loans, how does that piece work, and what do you think is unique about that approach versus other versions of this that exist out there?

Moglia: Oh yeah so the other firms for the most part, they want to sell, their selling the loans. We don't do that, we keep the loan on our balance sheet. So, the title to the loan is with the bank, but we'll buy 95% of loan and keep it on our balance sheet. This way we could do a really good with regard to servicing, and we make more money because it's on our balance sheet rather than give it away. What we provide that is the service.

Brown: Okay, so I'm reading here, you guys have a really great deck out there, that I guess you put out when the deal was announced, so it’s a deck about OppFi, but it looks like the average loan size is something like $1,500.

Moglia: Yep.

Brown: And OppFi has facilitated, one and a half million of these with volume over $2 billion since their founding and a five-year revenue CAGR of over 100%. So, doubling the business on average every year over the last five years is very impressive doing so profitably is even more impressive. Do you think that that's why the deal has gotten not the reception it has, and do you think that augurs well in year one as a public company, where the rubber really meets the road, like can they keep those numbers up?

Moglia: Realistically Josh, what happens is your numbers become significantly bigger, So, for example, in 2022 we just had earnings and in 20w2 like we're anticipating $418 million in revenue in 219. Now, they are good numbers but the bigger the numbers that percentage, as you know, starts to drop fast. So, whether or not we're going to continue to double our business, it would be foolish of me to try to predict that, but can we continue to grow a business at a really significant rate? I think the answer is yes. Now, one thing you said that I think I almost have to correct you on. So, the reception in the marketplace, we're still trading around 10-ish. So, we've not gotten the jump that some other SPACs that made announcements have gotten. And we are, we're so we're a real company. By the way, I have a two-year lockup that I discussed with the Schwartz family, and said, I wanted that two-year lockup. And my intention is to stay with the firm in some capacity, as an advisor, whatever it might be, because I've got a great interest in terms of its success. So, we're not doing a deal getting out of there. When I try to do a deal and getting out of there, to get a check for ourselves. Now, other people have done that, that's not the way we're approaching this, so it's not received the reception that I believe it deserves in the marketplace yet.

Brown: How much of that is timing, like I'm looking at IPO E, which is probably the one that people throw at you when the conversation of SPACs and this kind of next generation finance comes up. So this is Camath’s SPAC that's going to merge with SoFi, Social Capital, and I mean that got up to 25 post-announcement and it's down at 17, which doesn't sound like a big drop but percentage-wise it really is.

Moglia: Huge Drop.

Brown: So, I think like there's some timing element to this, and you really can't control that now, like when you became public and when you announced the deal, all you could do is execute, and, and I you can relate to that, I guess that approach, it's like look, the market will figure it out eventually if we do what we do. So, I almost feel like that's better for you guys, because if the expectations are calmer and the glare of the spotlight is not as intense, then you guys can run the company.

Moglia: I think you really hit the nail on the head. So, Ted Schwartz is the father of that family office that you referenced earlier. And when we were talking about doing something together, we really did talk about this being truly a partnership. Thus, the alignment for the being locked up longer, etc. And when we did a deal, Ted was anticipating it would get popping the stock right away. And I said, actually said something similar to what you said, I said let's not worry about that. Now, over time we've got to get the right institutional fundamental buyers that are going to come in here and are going to want to hold the stock for a long period of time. So, so we want to establish a good base that's going to kind build up over time. Now, we went out at some point at to 80 virtual roadshows to talk about what we're doing, why we're doing it, you know we have people that are interested but nobody's really stepped up per se, and I thought the proxy had not been out yet for the price you just printed last week, and we just had earnings, the earnings were great. So, instead of a jump from the earnings, like, 10 to 14, like 10 to 10.30 or something along those lines, and I felt I felt pretty good about that, but when that didn’t happen we met with our team last night I said, okay, whatever we're doing, we're not doing a great job getting our story out. So we've got to be more clear in our messaging, getting be able to comfortably compare ourselves to anybody else that they may want to compare ourselves to and we’ve got to make sure that people understand and we’ve got a competitive edge in an area that we really own. A lot of our competitors are more upscale as far as the actual bar will go and that space becomes very very crowded. Our space is not particularly crowded, so we’ve got to do a better job of telling our story. So, there’s this company called upstart holdings, which I'm sure you're familiar with.

Moglia: Yeah.

Brown: They reported earnings last week. The stock I kid you not audience, and Joe knows this, the stock went from 60 to 160 in two days. I don't think I've ever seen anything like that before. They reported, I guess, after the close on St. Patrick's Day. And maybe, maybe a market maker after the close fat fingered some trades but whatever, whatever it was, this is a this their description: Credit services, proprietary cloud based AI lending platform, so like, you know, a lot of the same ideas I don't know who their target audience is but that type of response is possible in this space when you deliver. So you guys reported as a non-de-SPAC’d company. I mean your numbers look really good, just objectively speaking, it looks like in W4 revenue up 25%, I mean, gap net income up 124%. So, to your point, maybe these people just haven't seen our numbers is probably a better answer then they've seen them they're not impressed, you can't not be impressed. Oh, you gotta be impressed. You know, for example, Upstart, they’re a good company, I have a lot of respect for them, they’ve good technology, they’ve got good platforms. They began with a lot of venture capital money and in effect got a head start on us. We pretty much funded ourselves, and we're doing it by just building the business, slowly, and we're going to diversify as well, we're going to go to get payroll deduction, we're going to do credit cards, we’re going to probably build credit by the end of the year’s up. But, if you look at it from a credit score perspective which I’m not crazy about, but the market for subprime borrowers is 586-652 in terms of credit scores. They would probably be the upper end of that, we would probably be the lower end. So, they do a typical loan in probably five years. Our typical loan is like five months, but we feel good about what we do. Now we're gonna expand over time when we're strong enough to be able to do those things, which I think strategically from a business perspective, you know what Jared is doing and the management team is doing strategically as a business guy, I like everything that we're doing.

Brown: One of the things that comes along with doing multiple raises from venture capital is there's a little bit more sex appeal when you come to Wall Street, and you can point to: “we got money from this guy, we got money from that guy.” And, you know, Wall Street investors are no different than teenage boys and girls, they look at what their friends are wearing, and they want to wear the same thing, the next day and so I agree with you that there is a difference there in perception, even if it's not really a difference in reality.

Moglia: One of my leadership philosophies, we call it BAM, and it’s generated from football but it's take responsibility for yourself. Always take responsibility for yourself, there are no excuses. So, with regards to me and my team, we’ve got to do a better job telling the story, because we’ve got a great product, i.e., company, to be able to talk about it. We gotta do a better job of that.

Brown: Who is the CEO, Jared?

Moglia: Jared Kaplan

Brown: You got to get Jared in some Twitter scandals, that seems to be the thing these days. Making memes and shit,

Moglia: We can start one right now, just got to throw something out there.

Brown: Does Jared like controversy? Alright.

[Unrelated discussion about football – no mention of OppFi, FGNA or the SPAC deal]

Brown: Joe, I want to be respectful of your time, I could talk to you for hours. I just find, I find you to be somebody who has been a leader in our industry for so long and so well respected, and I love what you're doing for this new market segment. Probably that you really never had a chance to address at Merrill, and even at TD like this is a part of America that's been left out of the financial system for a long time, so I love what you're working on, and I hope you'll come back some time and tell us how fabulously successful the whole thing turned out. Does that sound good to you?

Moglia: That I would enjoy, I’d enjoy it, I really like it.

Brown: And we're going tell everybody to check out OppFi. Hit the website, look at their look at their deck, see what they're working on, and Joe, thanks so much for today. Really appreciate it.

Moglia: Thank you, Josh.

###

The following communication was shared by Jared Kaplan, CEO of OppFi, through his LinkedIn page on March 26, 2021:

LinkedIn: A great conversation with Josh Brown’s podcast, The Compound Show and @ Joe Moglia on Joe’s next act, partnering with OppFi to expand access to credit for the everyday consumer. And of course, a little football talk!

https://podcasts.apple.com/us/podcast/wall-street-legend-joe-moglias-next-act-bill-sweet/id1456467014?i=1000514482848

Important Information regarding the OppFi/FG New America transaction, participants in the solicitation and non-solicitation: https://www.oppfi.com/flsandfgnadisclosures/

The following communication was shared by Jared Kaplan, CEO of OppFi, through his Twitter account on March 26, 2021:

Twitter: Great conversation w/ @ReformedBroker & @CoachJoeMoglia @FGNewAmerica about his next act with OppFi.

https://oppl.co/3cnP3od

Important Information regarding the OppFi/FG New America transaction, participants in the solicitation and non-solicitation: https://oppl.co/31nNfWi

The following communication was shared by OppLoans on its LinkedIn page on March 26, 2021:

LinkedIn: @ Joe Moglia, @ FG New America Corp, spoke with The Compound Show about his next step in working with OppFi on our #FinancialInclusion journey. Listen to the full podcast below.

https://podcasts.apple.com/us/podcast/wall-street-legend-joe-moglias-next-act-bill-sweet/id1456467014?i=1000514482848

Important Information regarding the OppFi/FG New America transaction, participants in the solicitation and non-solicitation: https://www.oppfi.com/flsandfgnadisclosures/

The following communication was shared by OppLoans on its Twitter page on March 26, 2021:

Twitter: @CoachJoeMoglia @FGNewAmerica spoke with @TheCompoundNews about his next act partnering with OppFi.

https://oppl.co/3cnP3od

Important Information regarding the OppFi/FG New America transaction, participants in the solicitation and non-solicitation: https://oppl.co/31nNfWi

The following communication was shared by OppLoans Leadership & Communications on their respective LinkedIn pages on March 26, 2021:

LinkedIn: A great listen. @ Joe Moglia @ FG New America Corp speaks to The Compound Show podcast about his journey so far and what’s next as he works with OppFi on our mission to facilitate #FinancialInclusion and #CreditAccess for millions of consumers.

https://podcasts.apple.com/us/podcast/wall-street-legend-joe-moglias-next-act-bill-sweet/id1456467014?i=1000514482848

Important Information regarding the OppFi/FG New America transaction, participants in the solicitation and non-solicitation: https://www.oppfi.com/flsandfgnadisclosures/

The following communication was shared by Joseph Moglia, Chairman of FGNA, on his Twitter page on March 26, 2021:

Twitter: I joined Josh Brown .@ReformedBroker for his “Compound Show” talking about taking #OppFi public on the @NYSE, not all #SPACs are created equal, & the unmet need for credit access for 60 million people.

apple.co/2P1ZBRr #investing

https://podcasts.apple.com/us/podcast/wall-street-legend-joe-moglias-next-act-bill-sweet/id1456467014?i=1000514482848

Legal Disclaimer oppl.co/3vcabFp

The following communication was shared by Joseph Moglia on his LinkedIn pages on March 26, 2021:

LinkedIn: Many thanks to “The Reformed Broker,” @Joshua Brown, host of the Compound Show, for a fantastic interview! Great to have a chance to talk about the things I love – working on Wall Street, coaching, being back in business and helping people. Listen here: https://apple.co/2P1ZBRr

#Podcast #WallStreet #coaching #givingback #FinTech #SPACs #business #investing

https://podcasts.apple.com/us/podcast/wall-street-legend-joe-moglias-next-act-bill-sweet/id1456467014?i=1000514482848

Important Information regarding the OppFi/FG New America transaction, participants in the solicitation and non-solicitation: oppl.co/3vcabFp

The following communication was shared by D. Kyle Cerminara, President and Director of FGNA, through his Twitter account on March 26, 2021:

Twitter: Joe Moglia was on a podcast today with Josh Brown discussing $FGNA’s deal with OppFi. Definitely worth listening to if you have a few minutes. . @ReformedBroker @CoachJoeMoglia @JaredSKaplan @larryswets @kcerminara @FGNewAmerica @OppLoan

Disclaimer oppl.co/3vcabFp

Quoted Tweet

I joined Josh Brown .@ReformedBroker for his “Compound Show” talking about taking #OppFi public on the @NYSE, not all #SPACs are created equal, & the unmet need for credit access for 60 million people. apple.co/2P1ZBRr #investing https://podcasts.apple.com/us/podcast/wall-street-legend-joe-moglias-next-act-bill-sweet/id1456467014?i=1000514482848

The text of the podcast interview linked in the social media posts is follows:

Joe Moglia Podcast Appearance on The Compound Show with Downtown Josh Brown Released on 3/26/21

Josh Brown: Okay, so Joe Moglia, most people know you as the former CEO of TD Ameritrade, just an absolute legendary career in financial services on the brokerage side, you have Merrill Lynch prior, but more recently, many people have heard of you in connection with college football. And you became the head coach of Coastal Carolina University’s football team, but we're gonna start off talking today about your newest investment, which is in a company called Opportunity Financial or OppFi. And just for the audience, your SPAC which is called FG New America Acquisition Corp. announced the merger with OppFi earlier this year. And when the transaction closes this spring, you'll be trading on the New York Stock Exchange under the ticker “OPFI”. So, I want to start with why this deal? Why at this point in your career? What excited you enough about it to want to be involved? And what will your continuing role be post de-SPACING, which hopefully happens soon?

Joe Moglia: I had stepped down, my last year football was 2018, and I needed to make sure that our deal the Schwab closed, so all those things happened.

Brown: This is the merger between TD Ameritrade and Schwab which you were instrumental in making happen, and it's a blockbuster deal.

Moglia: I was certainly involved. So, at the end of the day, I got together with my team and I'm also a founder and chairman of an asset management company that's Fundamental Global, and then a chairman of a wealth management company, capital wealth. So, our team kind of got together and we talked about how the world's changing before our eyes. Indeed, there's going to be a new America, now how do we best take advantage of that? And ultimately, we came up and thought that what gave us the greatest flexibility would be a SPAC. So, Fundamental Global New America became the SPAC. Now, I'm aware of history with SPACs, I'm aware of the numbers by the way, as of March 16 there has been 512, and the beginning of 2020 there have been 512 IPOs, SPAC IPOs, and I recognize that a lot of times, you know, first of all, that’s way too many, but a SPAC, we'll try to do a deal as best as we possibly can. It winds up getting paid reasonably well for that, the deal gets done and they get out of it. Now, that is the exact opposite of the way, I ran my career both at Merrill Lynch and TD Ameritrade. So, our goal was to make sure that we find a company that we believe in enough that when the deal is done, we're going to stay with that company. So, that turned out to be OppFi. So, when you look at the 107 deals that have been announced, there are only seven of those that are profitable. OppFi is one of them and probably the most profitable. In fact, they've been profitable since 2015, 2017 through 2023. They got a 47% CAGR, they got about $100 million dollars in cash, they have access to $500 million as far as credit goes, they probably use 20% of that. They’re in great shape with regard to the balance sheet, and their business.

Brown: Joe, why tell why don't you tell us what their business is because I don't think it's a household name among my audience which is let's say financial advisors, high net worth families, this is really for a very different demographic, so tell us what OppFi does and what you like about it.

Moglia: So, are you just taking a shot at me now make it a point that you get your audience's big, big time?

Brown: No, no, my audience are people like you. But people, but people like you don't have trouble accessing credit, there's a huge slice of America that does, and I think that's why what this company's mission is is interesting to me, but I want to do as your words on why you’re getting involved with this.

Moglia: 60 million people in this country that don't have access to credit. 60 million don’t have access to credit. Now, our entire economy is based on credit. So, you think about those 60 million people in the United States and that's a significant percentage, they just can't get it. So, you have a problem with your car and need some maintenance, you break the window in your home, you need some extra medical bills, whatever it may be, you don't have the money for that. So, what OppFi does, OppFi winds up coming in with an incredible platform that has the ability through an AI powered credit search engine, and of the 60 million we're trying to find, there's about 20 million by the way they have the ability and the willingness to be able to pay back, they've got a bad credit score. So, they're the people that in effect we want to work with, So, we help them, in effect, be able to do the things they wouldn't be able to do, with regard, without that.

Brown: And these are routine things, they're not buying timeshares, these are people who need to fix the car so they could drive their kids to school.

Moglia: Exactly, there's actually an interesting segue here as far as this goes. So, the mission OppFi is to be able to literally bring the ability to live your life the way you should be living your life by allowing credit to some people don't have that. When I began at TD Ameritrade, our mission was “we want to bring financial literacy to every family in this country.” And one segue as well from a personal perspective if I might Josh, my father was born in Italy and came here when he was 11, never finished eighth grade, sold bananas and apples in the Bronx, I worked for him from the time I was 10 until the time I was 22.

Brown: Hold on, that’s what my father's father did. He was in charge of the guys unloading crates for fruits and vegetables in the Bronx.

Moglia: At Hunt’s Point.

Brown: My dad said basically he remembers, he said basically, he remembers seeing his dad, three, four times a year, because that job, you will up at four in the morning or two in the morning. You were asleep when your kids got home from school, basically, so I don't know if you remember like that but my dad's about your age.

Moglia: Okay so I remembered, so about 45-50?

Brown: My father, yeah.

Moglia: Okay so, your grandfather then would have been loading the trucks that would have been bringing the produce to my father's store.

Brown: Got it, okay.

Moglia: Unloading the stuff on the other end of my father's store. So, when I think about what's kind of going on now. How great would it have been for my dad and our family? I was the oldest of five, seven of us living in a two-bedroom, one bath and up in the Dyker street of New York City, it was a gang area then, and how much better off might we have been if every now and again he was able to borrow a thousand dollars. But he never had that opportunity. So, there's a passion here.

Brown: Or, you could you could borrow it from the kind of people you don't want to borrow it from, which still exist today.

Moglia: Yeah, Yeah. Agree, Agree. So, so that's why all comes together for me. So, we make a big deal about FinTech and InsureTech affecting a lot of things that are hot in the market today, but to me any important decision I ever made was on people. So, I think you have to have the right management team who's sophisticated enough to have a strategy that handles different contingencies, but wise enough to be able to simplify that strategy, so they can execute, and they get a competitive edge in the market mix that they choose to participate in. Jared Kaplan is the CEO of OppFi, that's his management team, I believe in these guys, and again, they are already profitable. So, they're doing something that I can align to from an emotional, spiritual perspective almost, but as a business guy and investment guy, I think it's a great opportunity.

Brown: So, Joe, the company is has been running longer than a lot of the newer FinTech startups that you hear about coming to market it, it looks like it's part of the, I guess, the Schwartz family in Chicago, who controls this or they seeded it or they own it.

Moglia: Yes.

Brown: So, were you aware of OppFi prior to your SPAC, coming to market. No, I became aware of OppFi when we started looking at the different businesses, because we looked at a business, again, this would have to be a business that we want it to be with long term. So, we see one: No, what is it? No, No, then we start to find the ones that are making the most sense. And then we did tremendous due diligence with regard to that. And that’s what we did with OppFi. So, I was familiar with OppFi, as you said I'm not, I'm not a customer, and I was not familiar with OppFi in the past, but when we started to really look at the companies that we would want to align ourselves with long-term, OppFi would have been top of that list.

Brown: Okay, so the idea that there are better ways to assess the creditworthiness of potential borrowers than FICO scores is not new. And I think the LendingClub IPO was a decade ago already, and there have been similar companies that have come to market with this idea. So, I don't know how much is proprietary or how much you want to get into but like what was it about OppFi's technology or approach to this, this segment of the market that you felt gave it enough of a competitive advantage to want to be a long term investor here?

Moglia: I am not a tech guy but I recognize the criticality of it.

Brown: Me either, don’t worry.

Moglia: So, what OppFi’s got is an incredible platform, not any platform, a joke, like, an incredible platform that is almost immeasurably scalable. And with regards to the loan, it's got an AI empowered credit search. So, by being able to ask the right questions, find out the right information, do all those different things, you're trying to find that 60 million to 20 million or so that are able to, because you need an okay job and willing to wind up paying back. And then the way OppFi structures the loan is they don't begin with “Okay here's the terms, this is it.” This is an installment loan, but we begin by asking if we’re going to do the loan, we ask you how much can you afford to pay back on a monthly basis. And that's how we work it out. There's also, by the way, a referral program. So, if you opt into it, and if there's a better rate somewhere else, because you might have a little bit better credit, and you have the opportunity to do that. So again, it operates, what's truly in the best interest of the individual. And at the end of the day, you're really providing a service to a family that can't get this done without you.

Brown: Okay, and now the second piece of this is, it seems like there's a network of banks who are interested in buying these loans from you guys. I don't know if that's immediately or after there's some performance and some payments on the loans, how does that piece work, and what do you think is unique about that approach versus other versions of this that exist out there?

Moglia: Oh yeah so the other firms for the most part, they want to sell, their selling the loans. We don't do that, we keep the loan on our balance sheet. So, the title to the loan is with the bank, but we'll buy 95% of loan and keep it on our balance sheet. This way we could do a really good with regard to servicing, and we make more money because it's on our balance sheet rather than give it away. What we provide that is the service.

Brown: Okay, so I'm reading here, you guys have a really great deck out there, that I guess you put out when the deal was announced, so it’s a deck about OppFi, but it looks like the average loan size is something like $1,500.

Moglia: Yep.

Brown: And OppFi has facilitated, one and a half million of these with volume over $2 billion since their founding and a five-year revenue CAGR of over 100%. So, doubling the business on average every year over the last five years is very impressive doing so profitably is even more impressive. Do you think that that's why the deal has gotten not the reception it has, and do you think that augurs well in year one as a public company, where the rubber really meets the road, like can they keep those numbers up?

Moglia: Realistically Josh, what happens is your numbers become significantly bigger, So, for example, in 2022 we just had earnings and in 20w2 like we're anticipating $418 million in revenue in 219. Now, they are good numbers but the bigger the numbers that percentage, as you know, starts to drop fast. So, whether or not we're going to continue to double our business, it would be foolish of me to try to predict that, but can we continue to grow a business at a really significant rate? I think the answer is yes. Now, one thing you said that I think I almost have to correct you on. So, the reception in the marketplace, we're still trading around 10-ish. So, we've not gotten the jump that some other SPACs that made announcements have gotten. And we are, we're so we're a real company. By the way, I have a two-year lockup that I discussed with the Schwartz family, and said, I wanted that two-year lockup. And my intention is to stay with the firm in some capacity, as an advisor, whatever it might be, because I've got a great interest in terms of its success. So, we're not doing a deal getting out of there. When I try to do a deal and getting out of there, to get a check for ourselves. Now, other people have done that, that's not the way we're approaching this, so it's not received the reception that I believe it deserves in the marketplace yet.

Brown: How much of that is timing, like I'm looking at IPO E, which is probably the one that people throw at you when the conversation of SPACs and this kind of next generation finance comes up. So this is Camath’s SPAC that's going to merge with SoFi, Social Capital, and I mean that got up to 25 post-announcement and it's down at 17, which doesn't sound like a big drop but percentage-wise it really is.

Moglia: Huge Drop.

Brown: So, I think like there's some timing element to this, and you really can't control that now, like when you became public and when you announced the deal, all you could do is execute, and, and I you can relate to that, I guess that approach, it's like look, the market will figure it out eventually if we do what we do. So, I almost feel like that's better for you guys, because if the expectations are calmer and the glare of the spotlight is not as intense, then you guys can run the company.

Moglia: I think you really hit the nail on the head. So, Ted Schwartz is the father of that family office that you referenced earlier. And when we were talking about doing something together, we really did talk about this being truly a partnership. Thus, the alignment for the being locked up longer, etc. And when we did a deal, Ted was anticipating it would get popping the stock right away. And I said, actually said something similar to what you said, I said let's not worry about that. Now, over time we've got to get the right institutional fundamental buyers that are going to come in here and are going to want to hold the stock for a long period of time. So, so we want to establish a good base that's going to kind build up over time. Now, we went out at some point at to 80 virtual roadshows to talk about what we're doing, why we're doing it, you know we have people that are interested but nobody's really stepped up per se, and I thought the proxy had not been out yet for the price you just printed last week, and we just had earnings, the earnings were great. So, instead of a jump from the earnings, like, 10 to 14, like 10 to 10.30 or something along those lines, and I felt I felt pretty good about that, but when that didn’t happen we met with our team last night I said, okay, whatever we're doing, we're not doing a great job getting our story out. So we've got to be more clear in our messaging, getting be able to comfortably compare ourselves to anybody else that they may want to compare ourselves to and we’ve got to make sure that people understand and we’ve got a competitive edge in an area that we really own. A lot of our competitors are more upscale as far as the actual bar will go and that space becomes very very crowded. Our space is not particularly crowded, so we’ve got to do a better job of telling our story. So, there’s this company called upstart holdings, which I'm sure you're familiar with.

Moglia: Yeah.

Brown: They reported earnings last week. The stock I kid you not audience, and Joe knows this, the stock went from 60 to 160 in two days. I don't think I've ever seen anything like that before. They reported, I guess, after the close on St. Patrick's Day. And maybe, maybe a market maker after the close fat fingered some trades but whatever, whatever it was, this is a this their description: Credit services, proprietary cloud based AI lending platform, so like, you know, a lot of the same ideas I don't know who their target audience is but that type of response is possible in this space when you deliver. So you guys reported as a non-de-SPAC’d company. I mean your numbers look really good, just objectively speaking, it looks like in W4 revenue up 25%, I mean, gap net income up 124%. So, to your point, maybe these people just haven't seen our numbers is probably a better answer then they've seen them they're not impressed, you can't not be impressed. Oh, you gotta be impressed. You know, for example, Upstart, they’re a good company, I have a lot of respect for them, they’ve good technology, they’ve got good platforms. They began with a lot of venture capital money and in effect got a head start on us. We pretty much funded ourselves, and we're doing it by just building the business, slowly, and we're going to diversify as well, we're going to go to get payroll deduction, we're going to do credit cards, we’re going to probably build credit by the end of the year’s up. But, if you look at it from a credit score perspective which I’m not crazy about, but the market for subprime borrowers is 586-652 in terms of credit scores. They would probably be the upper end of that, we would probably be the lower end. So, they do a typical loan in probably five years. Our typical loan is like five months, but we feel good about what we do. Now we're gonna expand over time when we're strong enough to be able to do those things, which I think strategically from a business perspective, you know what Jared is doing and the management team is doing strategically as a business guy, I like everything that we're doing.

Brown: One of the things that comes along with doing multiple raises from venture capital is there's a little bit more sex appeal when you come to Wall Street, and you can point to: “we got money from this guy, we got money from that guy.” And, you know, Wall Street investors are no different than teenage boys and girls, they look at what their friends are wearing, and they want to wear the same thing, the next day and so I agree with you that there is a difference there in perception, even if it's not really a difference in reality.

Moglia: One of my leadership philosophies, we call it BAM, and it’s generated from football but it's take responsibility for yourself. Always take responsibility for yourself, there are no excuses. So, with regards to me and my team, we’ve got to do a better job telling the story, because we’ve got a great product, i.e., company, to be able to talk about it. We gotta do a better job of that.

Brown: Who is the CEO, Jared?

Moglia: Jared Kaplan

Brown: You got to get Jared in some Twitter scandals, that seems to be the thing these days. Making memes and shit,

Moglia: We can start one right now, just got to throw something out there.

Brown: Does Jared like controversy? Alright.

[Unrelated discussion about football – no mention of OppFi, FGNA or the SPAC deal]

Brown: Joe, I want to be respectful of your time, I could talk to you for hours. I just find, I find you to be somebody who has been a leader in our industry for so long and so well respected, and I love what you're doing for this new market segment. Probably that you really never had a chance to address at Merrill, and even at TD like this is a part of America that's been left out of the financial system for a long time, so I love what you're working on, and I hope you'll come back some time and tell us how fabulously successful the whole thing turned out. Does that sound good to you?

Moglia: That I would enjoy, I’d enjoy it, I really like it.

Brown: And we're going tell everybody to check out OppFi. Hit the website, look at their look at their deck, see what they're working on, and Joe, thanks so much for today. Really appreciate it.

Moglia: Thank you, Josh.

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Important Information About the Business Combination and Where to Find It

In connection with the proposed business combination, the Company filed a preliminary proxy statement and will file a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”). The Company’s stockholders and other interested persons are advised to read the preliminary proxy statement and the amendments thereto and, when available, the definitive proxy statement and documents incorporated by reference therein filed in connection with the business combination, as these materials contain important information about OppFi, the Company and the business combination. When available, the definitive proxy statement and other relevant materials for the business combination will be mailed to stockholders of the Company as of a record date to be established for voting on the business combination. Stockholders of the Company will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: FG New America Acquisition Corp., 105 S. Maple Street, Itasca, Illinois 60143, Attention: Hasan Baqar.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the business combination. A list of the names of those directors and executive officers and a description of their interests in the Company was filed in the preliminary proxy statement for the proposed business combination and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to FG New America Acquisition Corp., 105 S. Maple Street, Itasca, Illinois 60143, Attention: Hasan Baqar. Additional information regarding the interests of such participants will be contained in the proxy statement for the business combination when available.

OppFi and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the business combination. A list of the names of such directors and executive officers and information regarding their interests in the business combination was included in the preliminary proxy statement for the proposed business combination. Additional information regarding the interests of such participants will be contained in the proxy statement for the business combination when available.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s and OppFi’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s and OppFi’s expectations with respect to future performance, performance, growth, and OppFi’s market, OppFi’s new products and their performance, the anticipated financial impacts of the proposed business combination, the satisfaction of the closing conditions to the proposed business combination and the timing of the completion of the proposed business combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s and OppFi’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement that the Company entered into with OppFi, OppFi Shares, LLC, a Delaware limited liability company, and Todd Schwartz, in his capacity as the Members’ Representative (the “Business Combination Agreement”); (2) the outcome of any legal proceedings that may be instituted against the Company and OppFi following the announcement of the Business Combination Agreement and the transactions contemplated therein; (3) the inability to complete the proposed business combination, including due to failure to obtain approval of the stockholders of the Company, certain regulatory approvals or satisfy other conditions to closing in the Business Combination Agreement, including with respect to the levels of the Company stockholder redemptions; (4) the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination Agreement or could otherwise cause the transaction to fail to close; (5) the impact of COVID-19 on OppFi’s business and/or the ability of the parties to complete the proposed business combination; (6) the inability to obtain or maintain the listing of the combined company’s shares of common stock on the New York Stock Exchange following the proposed business combination; (7) the risk that the proposed business combination disrupts current plans and operations as a result of the announcement and consummation of the proposed business combination; (8) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of OppFi to grow and manage growth profitably and retain its key employees; (9) costs related to the proposed business combination; (10) changes in applicable laws or regulations; (11) the possibility that OppFi or the Company may be adversely affected by other economic, business, and/or competitive factors; and (12) other risks and uncertainties indicated from time to time in the proxy statement relating to the proposed business combination, including those under “Risk Factors” therein, and in the Company’s other filings with the SEC. The Company and OppFi caution that the foregoing list of factors is not exclusive. The Company and OppFi caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company and OppFi do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation

This communication shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the business combination. This communication shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.